Exhibit 10.3

AMENDMENT TO THE

TEGAL CORPORATION

2007 INCENTIVE AWARD PLAN

WHEREAS, Rennova Health, Inc., a Delaware corporation (the “Company”), currently maintains and sponsors the Tegal Corporation 2007 Incentive Award Plan (the “Plan”); and

WHEREAS, Section 15.1 of the Plan provides that the Company may amend the Plan from time to time; and

WHEREAS, the Company has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company's Stockholders' approval as set forth in Section 15.1 of the Plan, the following amendment to the Plan is hereby adopted:

1.      Section 3.1(a) of the Plan shall be amended to authorize fifty million (50,000,000) shares of Company common stock for issuance as awards under the Plan and to provide that no more than fifty million (50,000,000) shares of Company common stock may be issued upon the exercise of an incentive stock option.

2.      Section 3.3 of the Plan shall be amended to authorize that the maximum number of shares of Company common stock that may be granted to any one Participant pursuant to the Plan during any calendar year shall be seven million five hundred thousand (7,500,000).

3.      Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 9th day of March 2016, on behalf of the Company.

RENNOVA HEALTH, INC.

By /s/ Seamus Lagan

Name: Seamus Lagan
Title: President and Chief Executive Officer